                                                                    EXHIBIT 99.2


PRESS RELEASE


Investor Relations Contact                  Public Relations Contact

Carol Prado                                 William Blanning
Manager of Shareholder Services             Senior Director, Corporate Communications
949-450-8700                                949-450-8700
cprado@broadcom.com                         blanning@broadcom.com

Public Relations Contact                    Financial Analyst Contact

Cristine Morris                             William J. Ruehle
Director of Corporate Communications        Vice President and Chief Financial Officer
949-450-8700                                949-450-8700
cmorris@broadcom.com                        billr@broadcom.com


               BROADCOM CORPORATION REPORTS RECORD FOURTH QUARTER
                               REVENUE AND PROFIT


IRVINE, Calif. - January 26, 1999 - Broadcom Corporation (Nasdaq: BRCM) today reported record financial results for the quarter and year ended December 31, 1998.

Revenue for the fourth quarter of 1998 was a record $70.1 million, an increase of 306% over the $17.3 million reported in the fourth quarter of 1997 and an increase of 34% over the $52.5 million reported in the third quarter of 1998. Net income was a record $12.8 million, compared with net income of $2.5 million in the fourth quarter of 1997.

Diluted earnings per share for the fourth quarter of 1998 were $.26, based on weighted average shares outstanding of 50.1 million. This compares with diluted earnings of $.06 per share on 40.2 million weighted average shares for the same period in 1997.

For the full year 1998, revenue was $203.1 million, an increase of 450% over the $37.0 million reported for 1997. Net income for 1998 was $36.4 million, or $.78 per share, compared with a net loss of $1.2 million, or $.04 per share, in 1997.

Broadcom Reports Fourth Quarter Revenue and Profit
Page 2



"Our fourth quarter capped a strong year of growth for Broadcom, a year that saw a steady stream of new product introductions," said Dr. Henry T. Nicholas III, Broadcom's President and CEO. "In particular in the fourth quarter, we generated substantial increases in shipments of our chips for digital set-top boxes for cable TV, and chips for high-speed networking products."

"Our intense focus on advancing our technology continued in the fourth quarter. In fact, we were first to market with several new products, including our 9-Port Fast Ethernet Switch-on-a-Chip, our 8-Port Dual-Speed Hub System-On-A-Chip and 6-Port Fast Ethernet Transceiver as well as our OpenCable standards-based silicon platform for high-end, interactive cable-TV set-top boxes. Another important highlight of the quarter was our announcement of a high-end graphics chip for the integration of video and Internet content on television set-top boxes."

"Also, in support of CableLabs' DOCSIS and PacketCable efforts, we introduced a complete reference design for IP telephony and IP videoconferencing over a cable network, built around our BCM3300 QAMLink(TM) Single-Chip MCNS/DOCSIS Cable Modem, positioning us to participate in the emerging Voice over IP market," Nicholas said.

ABOUT BROADCOM

Broadcom Corporation is a leading developer of highly integrated silicon solutions that enable broadband digital data transmission to the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the Company has designed and developed integrated circuits for some of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed networking products, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL). Broadcom's worldwide headquarters is located in Irvine, California, and may be contacted at 949-450-8700 or at http://www.broadcom.com.

Broadcom Reports Fourth Quarter Revenue and Profit
Page 3



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements involving risks, uncertainties and assumptions that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause such a difference for Broadcom include, but are not limited to, the volume of product sales and pricing concessions on volume sales; the timing, rescheduling or cancellation of significant customer orders; the loss of a significant customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of the Company's products; the Company's ability to specify, develop, introduce and market new products and technologies on a timely basis; the timing of customer qualification and industry interoperability certification of new products and the risk of non-qualification or non-certification; the rate of adoption by customers and end-users of new and emerging technologies in the high-speed networking, cable set-top box, cable modem, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL) markets; the rate of adoption and acceptance of new industry standards in the foregoing markets; fluctuations in manufacturing yields and other problems or delays in the fabrication, assembly, testing or delivery of products; the effects on operations and management of business expansion and facility relocations; uncertainties associated with international operations; the Company's ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities and at the compensation levels needed to implement its business and product plans; problems or delays in achieving higher levels of design integration and in migrating product designs to smaller geometry processes; intellectual property disputes; changes in product or customer mix; the quality of the Company's products; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from "Year 2000" problems in computer-based systems used by the Company, its suppliers or customers; general economic conditions and market conditions in the markets addressed by Broadcom; and the other factors discussed in the Company's filings from time to time with the Securities and Exchange Commission, including but not limited to the Registration Statement on Form S-1 (Amendment No. 1) dated October 14, 1998, the Final Prospectus dated October 20, 1998, and the Company's quarterly filings on Form 10-Q. Broadcom disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

                                      # # #

Broadcom is a registered trademark of Broadcom Corporation.

QAMLink is a trademark of Broadcom Corporation.

Broadcom Reports Fourth Quarter Revenue and Profit
Page 4



                              BROADCOM CORPORATION
                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                  DECEMBER 31,                DECEMBER 31,
                                             ----------------------      ----------------------
                                               1998          1997          1998          1997
                                             --------      --------      --------      --------
Revenue                                      $ 70,098      $ 17,274      $203,095      $ 36,955
Cost of revenue                                29,552         6,069        87,422        14,926
                                             --------      --------      --------      --------
Gross profit                                   40,546        11,205       115,673        22,029
Operating expense:
    Research and development                   12,942         4,496        38,438        16,204
    Selling, general and administrative         9,197         2,852        25,005         8,063
                                             --------      --------      --------      --------
         Total operating expense               22,139         7,348        63,443        24,267
                                             --------      --------      --------      --------
Income (loss) from operations                  18,407         3,857        52,230        (2,238)
Interest and other income, net                  1,350           268         3,767           290
                                             --------      --------      --------      --------
Income (loss) before income taxes              19,757         4,125        55,997        (1,948)
Provision (benefit) for income taxes            6,915         1,653        19,599          (775)
                                             --------      --------      --------      --------
Net income (loss)                            $ 12,842      $  2,472      $ 36,398      $ (1,173)
                                             ========      ========      ========      ========
Basic earnings (loss) per share              $    .30      $    .09      $    .96      $   (.04)
                                             ========      ========      ========      ========
Diluted earnings (loss) per share            $    .26      $    .06      $    .78      $   (.04)
                                             ========      ========      ========      ========

Weighted average shares (basic)                42,677        27,498        38,112        26,452
                                             ========      ========      ========      ========
Weighted average shares (diluted)              50,083        40,198        46,920        26,452
                                             ========      ========      ========      ========

                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                       DECEMBER 31,  DECEMBER 31,
                                                           1998          1997
                                                       ------------  ------------
ASSETS
Current assets:
    Cash and cash equivalents                            $ 62,629      $ 22,116
    Short-term investments                                 34,344            --
    Accounts receivable, net                               36,917         9,913
    Inventory                                               7,307         2,705
    Deferred taxes                                          6,181         1,090
    Other current assets                                    9,917           695
                                                         --------      --------
         Total current assets                             157,295        36,519
Property and equipment, net                                28,286         8,449
Long-term investments                                      42,826            --
Deferred taxes                                              5,352            --
Other assets                                                3,685           276
                                                         --------      --------
         Total assets                                    $237,444      $ 45,244
                                                         ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable                               $ 19,586      $  7,380
    Accrued liabilities                                     7,422         1,779
    Current portion of long-term debt                          95         1,098
                                                         --------      --------
         Total current liabilities                         27,103        10,257
Long-term debt, less current portion                           --         1,595
Shareholders' equity                                      210,341        33,392
                                                         --------      --------
         Total liabilities and shareholders' equity      $237,444      $ 45,244
                                                         ========      ========
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